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EXHIBIT 10.8

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of the 1st day of January, 1999

BETWEEN:

    URBAN JUICE & SODA COMPANY LTD. a company duly incorporated under the laws of the Province of British Columbia, having a registered and records office at #1100 -1055 West Hastings Street, Vancouver, BC, V6E 2E9

    (the "Employer")

AND:

    JENNIFER CUE of #7 -1465 West 14th Avenue, Vancouver, BC, V6H 1R4

    (the "Employee")

WHEREAS:

A.    The Employer requires the services of a Chief Financial Officer.

B.    The Employer has agreed to continue the employment of the Employee as Chief Financial Officer and the Employee has agreed to accept such continued employment with the Employer in accordance with the terms of this Employment Agreement.

        NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and premises herein contained the parties hereto agree as follows:

        1    Employment

          1.01   The Employer shall employ the Employee in the position of Chief Financial Officer.

        2    Duties

          2.01   The Employee shall be employed by the Employer as Chief Financial Officer in accordance with such duties and assignments as set out in the job description attached hereto as Schedule "A" to this Agreement.

          2.02   The Employee shall at all times devote such of her time, attention, knowledge and skills as is reasonably required to diligently, competently and effectively perform her duties and, without limiting the generality of the foregoing, carry out her obligations as set out in Schedule "A".

          2.03   The Employer shall provide the means and resources to enable the Employee to meet her duties and, without limiting the generality of the foregoing, carry out her obligations as set out in Schedule "A".

          2.04   The Employee shall perform her duties at the Employer's place of business or at such other place as from time to time may be mutually agreed upon. The Employee shall attend to her duties within, but not limited to the normal business hours of the Employer, being Monday to Friday inclusive during each week, statutory holidays excepted and during such additional hours and other times as may reasonably be required as mutually agreed upon or reasonably necessary for the Employee to fully and effectively carry out her duties.

        3    Term

          3.01   This Agreement is for a term of THREE (3) YEARS, commencing January 1, 1999 and concluding December 31, 2002 and thereafter this Agreement shall remain in effect from month to month until new mutually agreeable terms have been negotiated between the Employer and the Employee or until this Agreement has been terminated in accordance with the provisions of this section.

          3.02   The Employee's employment under this Agreement may be terminated as follows:

    (a.)
    if there is a breach or default of any term of this agreement by the Employer, and if such breach or default has not been remedied or is not being remedied to the satisfaction of the Employee acting reasonably, within 14 days after written notice of the breach or default has been delivered by the Employee to the Employer, or

    (b.)
    at the Employee's option, at any time after the expiry of 30 days of the date on which there is a change of control of the Employer or if there is a change in the Employer's management or reporting structure;

    (i)
    For the purposes of this agreement, a change of control shall be deemed to occur when:

      •
      a person other than the current control person of the Employer (as defined in the British Columbia Securities Act) becomes a control person; or

      •
      a majority of the directors elected at any annual or special general meeting of shareholders of the Employer are not individuals nominated by the Employer's then incumbent Board of Directors); or

    (c.)
    by the Employee, upon giving 30 days notice of resignation;

    (d.)
    any time by the Employer, without notice and without payment in lieu of notice, for cause limited to:

    i.
    the Employee acting unlawfully, negligently, dishonestly, or in bad faith;

    ii.
    conviction of the Employee of an indictable offence; or

    iii.
    the breach or default of any term of this agreement by the Employee if such breach or default has not been remedied or is not being remedied to the satisfaction of the Employer acting reasonably and within 14 days after written notice of the breach or default has been delivered by the Employer to the Employee.

          3.03   If the Employee's employment is terminated pursuant to subclause 3.02 (a) or (b), then in recognition of the Employee's significant financial and other contributions to the Employer since the commencement of her employment, the Employee shall receive from the Employer:

    (a.)
    the lesser of a payment equal to 36 months of her annual salary based on the remuneration the Employee is entitled to at the time of her termination pursuant to the Schedule of remuneration set out in clause 4 or two hundred and seventy thousand ($270,000.00) U.S. Dollars; and

    (b.)
    her stock option in the amount mutually agreed to pursuant to subclause 4.03 herein for the year of termination. The Employee shall also have the right to exercise any unused stock options pursuant to the Stock Option Agreement attached hereto as Schedule "B" for the duration of the term of the stock option Agreement.

          3.04   If the Employee resigns pursuant to subclause 3.02 (c) she shall receive her stock options in accordance with subclause 3.03 (b).

        4.    Remuneration

          4.01   The Employer shall pay to the Employee a minimum annual salary of Ninety Thousand ($90,000.00) Dollars Canadian in bi-weekly installments;

          4.02   In the event that the Employee is relocated to the United States, the Employer shall pay her a minimum annual salary of Ninety Thousand ($90,000.00) U.S. Dollars in bi-weekly installments;

          4.03   Prior to the first day of each year of employment under this Agreement the Employer and Employee shall negotiate a salary adjustment, stock option, and bonus provision. Any mutually agreed salary adjustment shall replace the minimum salary amounts contained in subclauses 4.01 and 4.02 without changing the meaning of any of the other provisions of this Agreement. In determining an appropriate salary adjustment, consideration shall be given to the Employee's performance in the previous year and her salary level in comparison to that of other Senior Executive Employees;

          4.04   The Employer shall pay for and provide the Employee with the following benefit plans:

    (a.)
    Family coverage of full Provincial Health Care and Medical Services as provided under the British Columbia Health Care system.

    (b.)
    Family coverage of Dental and Extended Medical Care and Insurance as accorded any other Senior Executive.

    (c.)
    All other benefit plans granted from time to time to any other Senior Executive.

          4.05   The Employee hereby authorizes the Employer to deduct from the Employee's salary all deductions required by law to be made by the Employer, including Canada Pension Plan Payments, Unemployment Insurance Premiums and Income Tax Deductions.

        5.    Holidays

          5.01   The Employee shall be entitled to payment of statutory holidays and a four (4) week annual vacation.

        6.    Expenses

          6.01   The Employer shall provide compensation for expenses actually and properly incurred by the Employee in connection with her duties under this Agreement including but not limited to:

    (a.)
    if the Employee uses her own vehicle, $0.23 per kilometer while operated on business of the Employer;

    (b.)
    indemnity for all actual travel expenses within two (2) weeks of the rendering of an expense claim by the Employee;

    (c.)
    any other costs or expenses to the Employee, as from time to time may be mutually agreed upon.

        7.    Severability

          7.01   In the event that any provision of this Agreement shall be deemed void, invalid or unenforceable by a Court of competent jurisdiction, the remaining provisions shall be and remain in full force and effect.

        8.    Goveming Law

          8.01   This Agreement shall be construed in accordance with and governed by the laws of the jurisdiction in which the Employee performs her duties.

        9.    Entire Agreement

          9.01   This Agreement constitutes the entire agreement between the parties and there are no written or oral inducements, promises or agreements except as contained in this Agreement.

          9.02   Any notice required to be given under this Agreement is deemed to have been sufficiently given if mailed by prepaid registered mail or delivered at, the address of the other party set out above, or at such other address as the other party may from time to time direct in writing, and that notice shall be deemed to have been received, if mailed seventy-two (72) hours after the time of mailing, and if delivered, upon the date delivered. If normal mail service is interrupted by strike, slowdown, force majeure or other cause, a notice sent by the impaired means of communication will not be deemed to be received until actually received, and the party sending the notice shall utilize any other services which have not been interrupted or shall deliver such notice in order to ensure prompt receipt thereof.

          9.03   Should there be a disagreement or a dispute between the parties with respect to this Agreement or the interpretation hereof, the disagreement or dispute shall be referred to a single arbitrator pursuant to the arbitration legislation of the jurisdiction in which the Employee performs her duties, at the expense of the Employer, and the determination of that arbitrator shall be final and binding upon the parties.

        10.    Interpretation

          10.01  The paragraph headings appearing in this Agreement have been inserted as a matter of convenience and for reference only and in no way defined, limit or enlarge the scope of meaning of this Agreement.

          10.02  Wherever the feminine is used in this Agreement the same shall be deemed to include the masculine where the context so requires.

        11.    Enurement

          11.01  This Agreement shall entire to the benefit of and be binding upon the parties and their respective heirs, executors, successors and assigns.

        IN WITNESS WHEREOF the parties hereto have set their hands and seals the day and year first above written.

THE CORPORATE SEAL OF		)
URBAN JUICE & SODA		)
COMPANY LTD., was hereunto		)
affixed in the presence of		)
		)	C/S
/s/ PETER VAN STOLK AND MICHAEL FLEMING		)
)
Authorized Signatory		)
)
SIGNED SEALED AND		)
DELIVERED BY JENNIFER CUE in		)
the presence of:		)
)
Witness:	/s/	)
		)	/s/ Jennifer Cue
Address:		)
		)	JENNIFER CUE
Occupation:		)
)

SCHEDULE "A"
CHIEF FINANCIAL OFFICER

        Reporting to the CEO, the Chief Financial Officer will be primarily responsible for the financial management of the Company. Working closely with the CEO, the CFO works to develop strategic relationships necessary in the capital raising efforts of the Company. In addition, the CFO is responsible to ensure the integrity of all financial reporting to the Company's Board of Directors, the investment community and all other stakeholders.

Specific duties will include the following:

1.
Responsible for execution and presentation of financial statements:

•
Quarterly Financial Statements to shareholders and regulatory bodies (Canada & US)

•
Monthly Financial Statements to management and the Board of Directors

•
Year-End Financial Statements (and management of this with Company's auditors)

•
Preparation of Form 20-F and filed with the SEC

2.
Responsible for the budget process for the Company

3.
Develop, execute and maintain a strategic financial plan which supports the overall corporate strategic plan

4.
Develop and maintains strategic relationships within the investment community both in Canada and the United States in support of the Company's ongoing efforts to raise equity capital

5.
Develops and maintains strategic relationships within the banking community both in Canada and the United States in support of the Company's ongoing efforts to raise debt

6.
Oversee the treasury aspects of the Company, ie. cash management

7.
Maximizing the effectiveness of the A/R and A/P systems

8.
Management of the Company's Employee Stock Option Plan

9.
Registration of securities as and when required

10.
Maintain strategic relationship with CDN/US securities lawyers

11.
Manage all legal issues pertaining to the Company

12.
Work with CEO to executed and advise on special projects, such as the Company's move to the U.S., acquisitions, etc.

13.
Advise CEO on content of presentations to the investment community

14.
Oversee the development and maintenance of the Company's financial controls and policies

15.
Develop and maintain the Company's employment performance review process

16.
Manage the protection of the Company's trademarks and brands

17.
Keeps abreast of regulatory environment in which the Company operates

18.
Direct all functions relating to Investor Relations

19.
Oversee all communication with the Company's Board of Directors

20.
Oversee listing Company in NASDAQ

21.
Maintain the Company's current Investor's Package

22.
Monitor activities of Company's competitors and other beverage companies

23.
Introduce the Company to Toronto and the United States financial and investment communities

24.
Continue to oversee raising capital for the Company

25.
Any other projects and responsibilities that may be assigned by the President of the Company

SCHEDULE "B"

Name	No. of Options	Strike Price	Expiry Date
548918 B.C. Ltd.*	20,000	$0.85	January 19, 2003
Jennifer Cue	30,000	$1.00	February 13, 2003
Jennifer Cue	105,000	$1.00	February 23, 2003
Jennifer Cue	220,000	$1.00	July 24, 2003
Jennifer Cue	80,000	$0.75	February 7, 2004
Jennifer Cue	20,000	$0.80	February 8, 2004
Total	475,000

*Beneficial Owner—100% owned by Jennifer Cue

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  EXHIBIT 10.8
EMPLOYMENT AGREEMENT
SCHEDULE "A" CHIEF FINANCIAL OFFICER
SCHEDULE "B"